Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q/A of Central Virginia Bankshares, Inc. for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission on the date hereof we, Ralph Larry Lyons, President and Chief Executive Officer of Central Virginia Bankshares, Inc., and Charles F. Catlett, III, Senior Vice President and Chief Financial Officer of Central Virginia Bankshares, Inc., hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to our knowledge and belief:

(a)         such Form 10-Q/A for the quarter ended September 30, 2008 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)         the information contained in such Form 10-Q/A for the quarter ended September 30, 2008 fairly presents, in all material respects, the financial condition and results of operations of Central Virginia Bankshares, Inc. as of, and for, the periods presented in such Form 10-Q/A.

By: /s/ Ralph Larry Lyons	Date: December 1, 2008
Ralph Larry Lyons
President and Chief Executive Officer

By: /s/ Charles F. Catlett, III	Date: December 1, 2008
Charles F. Catlett, III
Senior Vice President and Chief Financial Officer